EXHIBIT 99.2

General Information
On February 26, 2016, the Board adopted, subject to shareholder approval, the TASER International, Inc. 2016 Stock Incentive Plan (the “2016 Plan”). The 2016 Plan was approved by the Company’s shareholders at the Company’s 2016 Annual Meeting. Since the 2016 Annual Meeting, the Company has been granting equity awards pursuant to the 2016 Plan.
Like the 2016 Plan, the 2018 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units and performance cash. Some of the key differences between the 2018 Plan and the 2016 Plan include the following:

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The total number of shares authorized for issuance under the 2018 Plan is 1,000,000, plus the plus the number of shares that were authorized but unissued under the 2016 Plan and all prior Company equity plans as of the date of shareholder approval (the "Effective Date") (1,154,395 as of December 31, 2017). Based on current grant practices, we believe the 2018 Plan will provide the Compensation Committee with sufficient shares for grants through approximately 2021.

•	Unless sooner terminated, the 2018 Plan carries a 10 year term and will expire on May 24, 2028.

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The Tax Cuts and Jobs Act of 2017 significantly changed Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for tax years beginning after December 31, 2017, making certain provisions that have historically appeared in our equity plans superfluous. Although the 2018 Plan still allows the Compensation Committee to grant awards that vest based on the attainment of performance goals, the 2018 Plan generally does not include provisions that are no longer needed in light of the changes to Section 162(m) of the Code.

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The 2018 Plan provides that, during any 12 month period, the sum of the total cash compensation paid and the aggregate grant date fair value of stock awarded under the 2018 Plan to any non-employee director over the 12 month period shall not exceed $500,000.

As of March 20, 2018, a total of 1,184,728 shares remained available for grant under the 2016 Plan. In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, the Company is asking the shareholders to approve the adoption of the 2018 Plan, resulting in an additional 1,000,000 shares available for grant for future equity incentive awards. Based on estimated usage, the Company believes the 2018 Plan will provide the Compensation Committee with sufficient shares for our equity compensation program until our 2021 Annual Meeting.

While adding the additional 1,000,000 shares to the 2018 Plan will increase the potential dilution to our current shareholders, we believe that our equity compensation plan is well-managed (as further described below). Since the 2016 Plan was approved by shareholders, our annual sales have grown from $268.2 million in 2016 to $343.8 million in 2017.

Summary of Plan Features
Purpose
The Board believes that the 2018 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company shareholders. The Board also believes that the 2018 Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.
Administration
The 2018 Plan will be administered by the Compensation Committee. The Compensation Committee must be comprised of at least two (2) independent members of the Board. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act and an “independent” director for purposes of the applicable NASDAQ Listing Rules. The Compensation Committee, by majority action, is authorized to interpret the 2018 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2018 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2018 Plan, to the extent they are not inconsistent with the 2018 Plan.

Subject to the express provisions of the 2018 Plan, the Compensation Committee will have the authority, to determine the participants who are entitled to receive awards under the 2018 Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price, exercise price, or base value, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, and the form of each award agreement. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant. The Compensation Committee may, in its discretion, make a limited delegation of its authority to the Company’s Chief Executive Officer to grant awards under the 2018 Plan to individuals who are not subject to Section 16 of the Exchange Act. The Compensation Committee also will have the authority to modify existing awards, subject to specified provisions of the 2018 Plan and the listing requirements of NASDAQ. The 2018 Plan prohibits the Compensation Committee from repricing any previously granted option or SAR without first obtaining shareholder approval.

In the case of awards made to non-employee directors, the Board, and not the Compensation Committee, shall administer the 2018 Plan.
Stock Subject to 2018 Plan
The total number of shares of common stock reserved under the 2018 Plan is 1,000,000, plus the number of shares of Stock that were authorized but unissued under the 2016 Plan and all Prior Plans as of the Effective Date (1,154,395 as of December 31, 2017). Subject to the express provisions of the 2018 Plan, if any award granted under the 2018 Plan or any award outstanding under any Prior Plan after the Effective Date, terminates, expires, or lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the 2018 Plan. The exercise of a stock-settled SAR, or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the 2018 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for use under the 2018 Plan.
Individual Limitations on Awards
The maximum number of shares of common stock that may be granted to any one participant during any 12-month period with respect to one or more awards is 500,000. The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the date of grant in accordance with applicable accounting rules) of shares subject to awards granted to any one Participant who is a non-employee director during any one 12-month period shall not exceed $500,000.
As of March 26, 2018, the closing price of the Company’s stock on the NASDAQ was $38.72 per share.
Eligibility
All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Compensation Committee, are eligible to participate in the 2018 Plan.
Awards Available Under the 2018 Plan
The following types of awards may be granted pursuant to the 2018 Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance share units, performance cash, stock grants and stock units.
Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2018 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2018 Plan will be at least 100% of the fair market value of Company stock on the date granted and no option may be exercised more than ten (10) years from the date of grant. The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a shareholder with respect to options until the record date of the stock purchase. No dividend equivalents may be awarded in connection with any option granted under the Plan.
Stock Appreciation Rights. The Compensation Committee also may grant SARs under the 2018 Plan. SARs give the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in cash, stock, or a combination thereof. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date. No dividend equivalents may be awarded in connection with any SAR granted under the Plan.
Restricted Stock. The Compensation Committee may grant restricted stock under the 2018 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee, which typically involve the achievement of specified performance targets and/or continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.
Restricted Stock Units. The Compensation Committee also may grant restricted stock unit awards under the 2018 Plan. A restricted stock unit award gives the participant the right to receive common stock, or a cash payment equal to the fair market value of common stock (determined as of a specified date), in the future, subject to restrictions and a risk of forfeiture. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock units have no rights as a shareholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award.
Stock Grant Awards. The Compensation Committee may grant stock grant awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Committee) shares of stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Committee. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.
Stock Unit Awards. The Committee may grant stock unit awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock unit award gives the participant the right to receive shares of stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.
Performance Shares. The Compensation Committee also may grant performance share awards under the 2018 Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.
Performance Share Units. The Compensation Committee also may grant performance share unit awards under the 2018 Plan. A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share unit will have a value determined by the Compensation Committee at the time of grant.
Performance Cash. The Compensation Committee may grant performance cash awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of one or more performance goals for a particular performance period. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance cash award.
Restrictions
The Compensation Committee may impose such restrictions on any awards under the 2018 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.
Minimum Vesting Requirement
The 2018 imposes a minimum vesting requirement on awards such that no portion of any award shall vest prior to the 12-month anniversary of the grant date. This minimum vesting requirement does not apply to up to 5% of the total number of shares reserved for grant under the 2018 Plan.

Change in Control
In the event of a participant’s termination of employment without cause or good reason (as those terms are defined in the 2018 Plan), within 12 months following a change in control, all awards that are outstanding and unvested shall become fully vested and exercisable and all restrictions on such outstanding awards shall lapse as of the date of termination.
Non-transferability
Unless otherwise determined by the Compensation Committee, no award granted under the 2018 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.
Adjustment Provisions
If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2018 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, shall be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee in its discretion may provide in substitution for any or all outstanding awards under the 2018 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Tax Code. Further, any adjustments made shall be made consistent with the requirements of Section 409A of the Tax Code.
Clawback
Every award granted under the 2018 Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Amendment, Modification and Termination of 2018 Plan
Subject to the Board’s right to terminate, amend or modify the 2018 Plan at any time, the 2018 Plan will remain in effect until all awards issued under the 2018 Plan expire, terminate, are exercised or are paid in full in accordance with the 2018 Plan provisions and any award agreement. However, no award may be granted under the 2018 Plan after the tenth anniversary of the date the 2018 Plan is approved by the Company’s shareholders.
The Board has discretion to terminate, amend or modify the 2018 Plan. Any such action of the Board is subject to the approval of the shareholders to the extent required by the 2018 Plan, law, regulation or the rules of any exchange on which Company stock is listed. To the extent permitted, the Board may delegate to the Compensation Committee the authority to approve non-substantive amendments to the 2018 Plan. Except as otherwise provided in the 2018 Plan, neither the Board nor the Compensation Committee may do any of the following without shareholder approval: reduce the purchase price, exercise price, or base value of any outstanding award, including any option or SAR; increase the number of shares available under the 2018 Plan; grant options or SARs with an exercise price or base value that is below fair market value of a share of Company stock on the grant date; reprice previously granted option SARs; cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR; extend the exercise period or term of any option or SAR beyond 10 years from the grant date; expand the types of Awards available for grant under the 2018 Plan; or expand the class of individuals eligible to participate in the 2018 Plan.
Tax Withholding
The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2018 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.
Federal Income Tax Information
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2018 Plan based on federal income tax laws in effect on March 20, 2018. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock grant and makes the timely election permitted by Section 83(b) of the Tax Code.
Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. Subject to the deduction limitations of Section 162(m) of the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.
A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.
If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2018 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2018 Plan in such a manner.
Special Rules Applicable to Officers
In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.
Tax Consequences to the Company or Its Affiliates
To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will, subject to the deduction limitations of Section 162(m) of the Code, be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code.